Exhibit 99.6

CONSENT OF CHRIS JOHNS

The undersigned hereby states as follows:

I assisted with the preparation of the “NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” dated October 7, 2019, with an effective date of September 10, 2019 as amended September 22, 2020 (the “Technical Report”), for Vista Gold Corp. (the “Company”), portions of which Technical Report are summarized (the “Summary Material”) in this Current Report on Form 8-K of the Company (the “Form 8-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (No. 333-239184) and any amendments thereto, and in the related prospectuses and prospectus supplements, and in the Company’s Registration Statements on Form S-8 (Nos. 333-239139, 333-225031, 333-134767, 333-153019, 333-191505) of the Summary Material concerning the Technical Report and the reference to my name as set forth above in the Form 8-K.

Date: October 9, 2020	By:	/s/ Chris Johns

Name: Chris Johns